Exhibit 99.1

Kroger and Bed Bath & Beyond Inc. to Collaborate on a
National E-commerce Experience and In-Store Pilot to
Expand Kroger’s Home and Baby Offering

Bed Bath & Beyond and buybuy Baby selection to be sold on Kroger.com and in select physical stores beginning in 2022

CINCINNATI AND UNION, NJ (November 2, 2021) – The Kroger Co. (NYSE: KR), America’s largest grocery retailer, and Bed Bath & Beyond Inc. (NASDAQ: BBBY), a leading omnichannel retailer for home, baby and wellness products, announced today a strategic collaboration to directly offer Kroger customers an extensive selection of the most sought-after goods for the home and baby products carried by Bed Bath & Beyond Inc. through Kroger.com as well as a small-scale physical store pilot at select Kroger Family of Companies stores beginning in 2022.

“Kroger is a leader in fresh food and innovation,” said Rodney McMullen, Kroger’s chairman and CEO. “Every day, we look for new and differentiated ways and experiences to meet our customers evolving needs and elevate and celebrate the moments that matter most to our customers. As an illustration, Bed Bath & Beyond has a compelling portfolio of products that complement the items our customers already love to shop. This strategic online collaboration and in-store pilot will provide Kroger shoppers easy access to essential home and baby products alongside their favorite grocery staples – continuing to fulfill our commitment of providing our customers with anything, anytime, anywhere.”

The multi-category omnichannel collaboration will include popular items – from bedding and storage to baby furniture and gear – from Bed Bath & Beyond and buybuy Baby’s assortment, including the company’s exclusive Owned Brands as well as national brands.

“Many of life’s special moments revolve around a meal,” said Stuart Aitken, Senior Vice President and Chief Merchant & Marketing Officer for Kroger. “This collaboration will bring Bed Bath & Beyond as well as buybuy Baby products to our e-commerce and in-store experiences, expanding the ways we can help celebrate those first homes, moves to college, growing families and more. Now, when visiting a family member’s new home, loved ones can surprise them with a meal and a new set of dishes to serve it on in one convenient shopping experience.”
Bed Bath & Beyond and buybuy Baby products will launch on Kroger.com by early 2022. The e-commerce venture will be enabled by Kroger’s Ship marketplace. A branded shop-in-shop experience piloted in select stores will follow.

“Our collaboration with an exceptional retailer like Kroger underscores Bed Bath & Beyond’s authority in the home and baby categories,” said Mark Tritton, Bed Bath & Beyond’s President and CEO. “Today’s announcement is a key milestone, bringing Bed Bath & Beyond and buybuy Baby products to reach more customers than ever before. Our product assortment combined with Kroger’s customer base will present extensive opportunities for current and future customers.”

Media Assets
To download Kroger and Bed Bath & Beyond visuals, please visit here.

About The Kroger Co.
At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

About Bed Bath & Beyond
Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, buybuybaby.ca, harmondiscount.com, facevalues.com, and decorist.com.

CONTACTS:

The Kroger Co.
Investors:
Rob Quast (513) 762-4969
Media: Kristal Howard (513) 762-4969

Bed Bath & Beyond, Inc.
Investors: Susie A. Kim, ir@bedbath.com
Media: Julie Strider, media@bedbath.com